

                                               ALBANY INTERNATIONAL CORP.
                                                       EXHIBIT 11
                           SCHEDULE OF COMPUTATION OF PRIMARY AND FULLY DILUTED NET INCOME PER SHARE

                                           (in thousands, except per share data)

PRIMARY EARNINGS PER SHARE:


      For the three months                                                                         For the six months
         ended June 30,                                                                               ended June 30,
     1995 (1)       1994 (1)                                                                      1995 (1)         1994 (1)
   ----------     ----------                                                                     ----------       ----------
   30,162,578     29,959,071   Common stock outstanding at end of period                         30,162,578       29,959,071

                               Adjustments to ending shares to arrive at
                                 weighted average for the period:
      (20,073)       (23,867)      Shares contributed to E.S.O.P. (2)                               (49,872)         (40,742)
      (26,796)        -            Shares issued under option (2)                                   (49,322)          (3,315)
      -               -            Treasury shares purchased (2)                                     17,735          -
   ----------     ----------                                                                     ----------       ----------
   30,115,709     29,935,204   Weighted average number of shares                                 30,081,119       29,915,014
   ----------     ----------                                                                     ----------       ----------
   ----------     ----------                                                                     ----------       ----------

      $11,631         $5,932   Net income                                                           $19,320           $9,585
   ----------     ----------                                                                     ----------       ----------
   ----------     ----------                                                                     ----------       ----------

        $0.38          $0.20   Net income per share (3)                                               $0.64            $0.32
   ----------     ----------                                                                     ----------       ----------
   ----------     ----------                                                                     ----------       ----------

      (1) Includes Class A and Class B Common Stock

      (2) Calculated as follows:
           number of shares multiplied by the reciprocal of the number of days outstanding (or the reciprocal of the number of days held in treasury for treasury stock purchases) divided by the number of days in the period

           SHARES CONTRIBUTED TO E.S.O.P.:

             For the six months:
                January 31, 1994      10,831 * (30/181)                                               1,795
                February 28, 1994      11,120 * (58/181)                                              3,564
                March 31 1994      11,090 * (89/181)                                                  5,453
                April 12, 1994               56 * (101/181)                                              31
                April 30, 1994           11,683 * (119/181)                                           7,681
                May 31, 1994            11,882 * (150/181)                                            9,847
                June 30, 1994           12,440 * (180/181)                                           12,371
                                                                                                     ------
                                                                                                     40,742
                                                                                                     ------
                                                                                                     ------

                January 31, 1995        12,346 * (30/181)                                             2,046
                February 23, 1995           656 * (53/181)                                              192
                February 28, 1995       13,324 * (58/181)                                             4,270
                February 28, 1995       37,040 * (58/181)                                            11,869
                March 31, 1995            12,697 * (89/181)                                           6,243
                April 30, 1995               9,968 * (119/181)                                        6,554
                May 31, 1995               10,301 * (150/181)                                         8,537
                June 30, 1995              10,217 * (180/181)                                        10,161
                                                                                                     ------
                                                                                                     49,872
                                                                                                     ------
                                                                                                     ------

             For the three months:
                April 12, 1994        56 * (11/91)                                                        7
                April 30, 1994     11,683 * (29/91)                                                   3,723
                May 31, 1994      11,882 * (60/91)                                                    7,834
                June 30, 1994      12,440 * (90/91)                                                  12,303
                                                                                                     ------
                                                                                                     23,867
                                                                                                     ------
                                                                                                     ------


                                               ALBANY INTERNATIONAL CORP.
                                                       EXHIBIT 11
                           SCHEDULE OF COMPUTATION OF PRIMARY AND FULLY DILUTED NET INCOME PER SHARE

                                            (in thousands, except per share data)


                April 30, 1995         9,968 * (29/91)                                                3,177
                May 31, 1995         10,301 * (60/91)                                                 6,792
                June 30, 1995        10,217 * (90/91)                                                10,104
                                                                                                     ------
                                                                                                     20,073
                                                                                                     ------

          SHARES ISSUED UNDER OPTION:
             For the six months:
                March 22, 1994            7,500 * (80/181)                                            3,315
                                                                                                     ------
                                                                                                     ------

                April 12, 1995              25,000 * (101/181)                                       13,950
                April 27, 1995                5,000 * (116/181)                                       3,204
                May 1, 1995                  20,000 * (120/181)                                      13,260
                June 2, 1995                 7,500 * (152/181)                                        6,298
                June 6, 1995                14,000 * (156/181)                                       12,066
                June 14, 1995                   600 * (164/181)                                         544
                                                                                                     ------
                                                                                                     49,322
                                                                                                     ------
                                                                                                     ------

             For the three months:
                April 12, 1995              25,000 * (11/91)                                          3,022
                April 27, 1995                5,000 * (26/91)                                         1,429
                May 1, 1995                  20,000 * (30/91)                                         6,593
                June 2, 1995                 7,500 * (62/91)                                          5,110
                June 6, 1995                14,000 * (66/91)                                         10,154
                June 14, 1995                   600 * (74/91)                                           488
                                                                                                     ------
                                                                                                     26,796
                                                                                                     ------
                                                                                                     ------

          TREASURY SHARES PURCHASED:
             For the six months:
                February 16, 1995       15,000 * (46/181)                                             3,812
                March 14, 1995             35,000 * (72/181)                                         13,923
                                                                                                     ------
                                                                                                     17,735
                                                                                                     ------
                                                                                                     ------

   (3) Dilutive common stock equivalents are not material and therefore are not included in the calculation of primary earnings per common share.

FULLY DILUTED EARNINGS PER SHARE:

      For the three months                                                                         For the six months
        ended June 30,                                                                               ended June 30,
     1995           1994                                                                          1995             1994
   ----------     ----------                                                                     ----------       ----------
   30,115,709     29,935,204   Weighted average number of shares                                 30,081,119       29,915,014

      653,677        252,451   Incremental shares of unexercised options (4)                        653,677          274,108

    5,712,450      5,712,450   Convertible shares of subordinated debentures (5)                  5,712,450          -
   ----------     ----------                                                                     ----------       ----------
   36,481,836     35,900,105   Adjusted weighted average number of shares                        36,447,246       30,189,122
   ----------     ----------                                                                     ----------       ----------
   ----------     ----------                                                                     ----------       ----------
      $13,056         $7,054   Net income (including after-tax income adjustment) (5)               $22,170           $9,585
   ----------     ----------                                                                     ----------       ----------
   ----------     ----------                                                                     ----------       ----------
        $0.36          $0.20   Fully diluted net income per share                                     $0.61            $0.32
   ----------     ----------                                                                     ----------       ----------
   ----------     ----------                                                                     ----------       ----------


                                               ALBANY INTERNATIONAL CORP.
                                                       EXHIBIT 11
                           SCHEDULE OF COMPUTATION OF PRIMARY AND FULLY DILUTED NET INCOME PER SHARE

                                            (in thousands, except per share data)

   (4) Incremental shares of exercisable options are calculated based on the higher of the average price of the Company's stock or the ending price for the respective period.  The calculation includes all options whose exercise price is below the higher of the average or ending stock price.

   (5) The subordinated debentures are convertible into 5,712,450 shares of the Company's Class A Common Stock.
       There were no conversions as of June 30, 1995.  Upon any conversion, the Company would realize an after-tax income adjustment based on the effective interest expense on the bonds less the corresponding income tax deduction.  The full amount of the shares and the income adjustment will be included in the calculation only when they cause dilution to net income per share.